Exhibit 99.1

Edgewater Reports Fourth Quarter, Full Year 2005 Results and Strategic Acquisition; Total Revenue up 70% Year-over-Year

    WAKEFIELD, Mass.--(BUSINESS WIRE)--Feb. 15, 2006--A technology management consulting firm specializing in providing premium IT services, Edgewater Technology, Inc. (NASDAQ: EDGW, www.edgewater.com, "Edgewater Technology" or the "Company"), today announced financial results for its fourth quarter and fiscal year ended December 31, 2005.

    Fourth Quarter Results

    Actual financial results and utilization for the quarter ended December 31, 2005:

    -- Total revenue increased 5.3% to $12.1 million, compared to $11.5 million in the third quarter of 2005 and increased
        53.9%, compared to total revenue of $7.9 million during the fourth quarter of 2004;

    -- Service revenue increased 9.7% to $11.5 million, compared to $10.5 million in the third quarter of 2005 and increased 53.8%, compared to service revenue of $7.5 million during the fourth quarter of 2004, which included the effects of our Ranzal acquisition effective October 4, 2004;

    -- Gross profit decreased (2.3%) to $4.7 million, or 39.1% of total revenues, compared to $4.9 million, or 42.2% of total revenues, in the third quarter of 2005 and increased 48.9% compared to $3.2 million, or 40.4% of total revenues, during the fourth quarter of 2004;

    -- Gross profit margin related to service revenue was 40.9%, compared to 46.0% in the third quarter of 2005 and 42.2% in the fourth quarter of 2004;

    -- Utilization was 78.5%, compared to 80.3% during the third quarter of 2005 and 75.4% for the fourth quarter of 2004. The sequential decline in fourth quarter utilization was a direct result of traditional seasonality;

    -- Net income from continuing operations amounted to $0.3 million, or $0.03 per diluted share, compared to $0.4 million, or $0.04 per diluted share, in the third quarter of 2005. Net income from continuing operations was $0.2 million, or $0.02 per diluted share, in the fourth quarter of 2004;

    -- Net income was $0.3 million, or $0.03 per diluted share. Net income amounted to $0.7 million, or $0.07 per diluted share, in the third quarter of 2005, which represented income from continuing operations of $0.4 million, or $0.04 per diluted share, increased by a reversal of a portion of the Company's 2003 accrual for discontinued operations in the amount of $0.3 million, or $0.03 per diluted share. Net income amounted to $0.4 million, or $0.04 per diluted share, in the fourth quarter of 2004, which represented income from continuing operations of $0.2 million, or $0.02 per diluted share, increased by a reversal of a portion of the Company's 2003 accrual for discontinued operations in the amount of $0.2 million, or $0.02 per diluted share. The reversals relate to the Company's successful resolution of certain IRS tax notices during 2004 & 2005; and

    -- Cash flow used in operating activities was ($0.3) million, compared to cash flow provided by operating activities of $0.8 million during the third quarter of 2005 and cash flow provided by operating activities of $1.6 million during the fourth quarter of 2004.

    "Edgewater experienced a decline in utilization and subsequent operating income in the fourth quarter compared to the third quarter 2005, which was primarily attributed to fourth quarter seasonality," said Shirley Singleton, President and CEO of Edgewater Technology, Inc. "However, the Company reported a 53.8% increase in service revenue, or $4.0 million relative to the fourth quarter of 2004."
    Singleton continued, "The Company's financial results demonstrate strong organic growth, as well as the positive acquisitive effects of Ranzal & Associates. Of the $4.0 million increase in service revenue for the fourth quarter of 2005, $3.3 million was attributable to growth in our core business, which represents a 60.5% increase over the fourth quarter of 2004 and Ranzal contributed $0.7 million, which represents a 35.6% increase over the fourth quarter of 2004. "

    Full Year Consolidated Results

    Actual financial results and utilization for the fiscal year ended December 31, 2005:

    -- Total revenues increased 70.3% to $43.1 million, compared to $25.3 million in fiscal 2004;

    -- Service revenue increased 60.9% to $39.8 million, compared to $24.7 million in fiscal 2004;

    -- Gross profit increased 86.3% to $18.0 million, or 41.7% of total revenues, compared to $9.7 million, or 38.2% of total revenues in fiscal 2004;

    -- Gross profit margin related to service revenue was 45.1%, compared to 39.0% in fiscal 2004;

    --  Utilization was 81.1%, compared to 72.1% in fiscal 2004;

    -- Net income from continuing operations amounted to $1.3 million, or $0.12 per diluted share, compared to a net loss from continuing operations of ($0.8) million, or ($0.07) per diluted share, in fiscal 2004;

    -- Net income amounted to $1.6 million, or $0.15 per diluted share, compared to a net loss of ($0.6) million, or ($0.05) per diluted share in fiscal 2004; and

    -- Cash flow provided by operating activities was $1.8 million, as compared to cash flow provided by operating activities of $0.01 million in fiscal 2004.

    Shirley Singleton commented, "We are pleased with the Company's outstanding performance in 2005, represented by the 70% revenue growth achieved this year. In addition, we expanded our billable consultant base from 161 to 233 during the year. Our two-prong approach for growth, through both organic and acquisition investments, has been successful."

    Outlook for 2006; NDS Acquisition

    Today, Edgewater announced in a separate press release that it has expanded its footprint and solidified its strategic service offerings by acquiring National Decision Systems ("NDS"), a leader in strategic business process consulting. NDS adds scale and expands Edgewater's offerings in Program Management Office ("PMO"), Business Process Improvement, and Project Management, and complements our core competencies by adding new strategic service offerings, such as Merger and Acquisition Consulting and Research Advisory Services. NDS also strengthens Edgewater's vertical expertise in areas such as Hospitality, Consumer Packaged Goods and Financial Services.
    Singleton concluded, "By expanding our business and technology expertise during 2005, we believe the Company has a strong platform to capitalize on new sales opportunities. As for guidance, we believe that Edgewater revenues will be up in the first quarter. Looking further into 2006, we anticipate that the NDS acquisition will be additive to our organic double-digit revenue growth objective for 2006 and should contribute to increased overall profitability, relative to 2005."

    Conference Call

    Edgewater Technology will host a conference call on Wednesday, February 15, at 10:00 a.m. (ET) to discuss fourth quarter and full year 2005 financial results. To listen to the call, you can participate by webcast at www.edgewater.com - Investor Relations section or by dialing 888-396-2369 (passcode 52685443) approximately 10 minutes prior to the call start. A replay of the call can be accessed via www.edgewater.com - Investor Relations section or by dialing 888-286-8010 (passcode 40094582) from 12:00 p.m. (ET)
Wednesday, February 15 through 11:59 p.m. (ET) Wednesday, February 22.

    About Edgewater Technology, Inc.

    Edgewater Technology, Inc. is an innovative technology management consulting firm. We provide a unique blend of premium IT services by leveraging our proven industry expertise in strategy, technology and corporate performance management. Headquartered in Wakefield, MA, we go to market by vertical industry and provide our clients with a wide range of business and technology offerings. To learn more, visit www.edgewater.com or call 800-410-4014.


Selected Financial Data:

                      EDGEWATER TECHNOLOGY, INC.
                       Statements of Operations
               (In thousands, except per share amounts)
                             (Unaudited)

                                   Three Months       Twelve Months
                                        Ended              Ended
                                    December 31,       December 31,
                                  ----------------   -----------------
                                     2005    2004       2005     2004
                                  -------- -------   -------- --------
Revenue:
 Service revenue                  $11,546  $7,509    $39,788  $24,731
 Software revenue                      70      60      1,528       60
 Reimbursable expenses                495     300      1,810      531
                                  -------- -------   -------- --------
   Total revenue                   12,111   7,869     43,126   25,322

Cost of revenue:
 Project and personnel costs        6,825   4,338     21,841   15,079
 Software costs                        54      49      1,475       49
 Reimbursable expenses                495     300      1,810      531
                                  -------- -------   -------- --------
   Total cost of revenue            7,374   4,687     25,126   15,659

                                  -------- -------   -------- --------
   Gross profit                     4,737   3,182     18,000    9,663

   Selling, general and
    administrative expense          4,377   2,902     15,883   10,154
   Depreciation and amortization
    expense                           208     302      1,046      896
                                  -------- -------   -------- --------
    Operating income (loss)           152     (22)     1,071   (1,387)

Interest income, net                  317     186      1,054      556
                                  -------- -------   -------- --------
Income (loss) before income taxes
 and discontinued operations          469     164      2,125     (831)

Provision for income taxes            188       -        850        -
                                  -------- -------   -------- --------
Income (loss) from continuing
 operations before discontinued
 operations                           281     164      1,275     (831)

Income from discontinued
 operations, net                        -     236        325      236
                                  -------- -------   -------- --------
   Net income (loss)                 $281    $400     $1,600   ($ 595)
                                  ======== =======   ======== ========

BASIC EARNINGS (LOSS) PER SHARE:
 From continuing operations         $0.03   $0.02      $0.13  ($ 0.07)
 Discontinued operations                -    0.02       0.03     0.02
                                  -------- -------   -------- --------
 Net income (loss)                  $0.03   $0.04      $0.16  ($ 0.05)
                                  ======== =======   ======== ========
 Weighted Average Shares
   Outstanding- Basic              10,346  11,012     10,241   11,283
                                  ======== =======   ======== ========

DILUTED EARNINGS (LOSS) PER SHARE:
 From continuing operations         $0.03   $0.02      $0.12  ($ 0.07)
 Discontinued operations                -    0.02       0.03     0.02
                                  -------- -------   -------- --------
 Net income (loss)                  $0.03   $0.04      $0.15  ($ 0.05)
                                  ======== =======   ======== ========
 Weighted Average Shares
   Outstanding- Diluted            11,210  11,283     10,972   11,283
                                  ======== =======   ======== ========


                      EDGEWATER TECHNOLOGY, INC.
            Summary Consolidated Balance Sheet Information
                            (In thousands)

                                          December 31,   December 31,
                                              2005           2004
                                           (Unaudited)     (Audited)
                                          -------------  -------------
Assets
------------------------------------------
Cash and marketable securities                 $33,763        $33,908
Accounts receivable, net                         9,858          5,272
Deferred taxes, current                          1,323            710
Prepaid expenses and other assets, current         985          2,252
                                          -------------  -------------
   Total current assets                         45,929         42,142
Fixed assets, net                                1,364          1,364
Deferred taxes, net                             20,168         21,503
Intangible assets, net                          17,076         16,628
Other assets                                        52             65
                                          -------------  -------------
   Total Assets                                $84,589        $81,702
                                          =============  =============

Liabilities and Stockholders' Equity
------------------------------------------
Accounts payable and accrued liabilities        $3,159         $3,650
Accrued payroll and related liabilities          3,085          1,091
Deferred revenue and other liabilities             260            365
                                          -------------  -------------
   Total current liabilities                     6,504          5,106
Stockholders' Equity                            78,085         76,596
                                          -------------  -------------
   Total Liabilities and Stockholders'
    Equity                                     $84,589        $81,702
                                          -------------  -------------
Shares Outstanding                              10,460         10,549


    This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to our future revenue growth and fiscal 2006 outlook. The forward looking statements included in the Press Release relate to future events or our future financial conditions or performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "believe," "anticipate," "future," "forward," "potential," "estimate," "encourage," "opportunity," "goal," "objective," "quality," "growth," "leader," "could", "expect," "intend," "plan," "planned" "expand," "focus," "build," "through," "strategy," "expiration," "provide," "offer," "maximize," "allow," "allowed," "represent," "commitment," "create," "implement," "result," "seeking," "increase," "add," "establish," "pursue," "feel," "work," "perform," "make," "continue," "can," "will," "ongoing," "include" or the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) inability to execute upon growth objectives, including growth in entities acquired by our Company; (2) failure to obtain new customers or retain significant existing customers; (3) the loss of one or more key executives and/or employees; (4) changes in industry trends, such as a decline in the demand for Business Intelligence ("BI") and Corporate Performance Management ("CPM") solutions, custom development and system integration services and/or delays in industry-wide information technology ("IT") spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (5) adverse developments and volatility involving geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under "Critical Accounting Policies"; (7) failure of our sales pipeline to be converted to billable work and recorded as revenue; (8) failure of the middle market and the needs of middle-market enterprises for business services to develop as anticipated; (9) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (10) failure to expand outsourcing services to generate additional revenue; (11) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; (12) the failure of the marketplace to embrace CPM or BI services; and/or (13) the failure to obtain remaining predecessor entity tax records that are not in our control and/or successfully resolve remaining outstanding IRS matters relating to our former staffing businesses. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under Item I "Business - Factors Affecting Finances, Business Prospects and Stock Volatility" in our 2004 Annual Report on Form 10-K filed with the SEC on March 29, 2005. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.
    Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

    CONTACT: Edgewater Technology, Inc.
             Kevin Rhodes or Barbara Warren-Sica
             781-246-3343
             ir@edgewater.com